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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 1995

                               Joslyn Corporation
               (Exact name of registrant as specified in charter)



     Illinois            0-1252              36-3560095
(State or other     (Commission File         (IRS Employer
jurisdiction of        Number)               Identification No.)
incorporation)

30 South Wacker Drive, Chicago, Illinois          60606
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code: (312)454-2900


                         Not applicable
     (Former name or former address, if changed since last report)


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Item 1.  CHANGE IN CONTROL OF REGISTRANT

          Joslyn Corporation ("Joslyn") has been informed by Danaher Corporation ("Danaher") that at midnight, New York City time, on September 1, 1995, Danaher, through its indirect wholly owned subsidiary, TK Acquisition Corporation ("Acquisition"), accepted for purchase 4,820,566 shares of common stock, par value $1.25 per share (including the associated Common Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of February 10, 1988, as amended, between Joslyn and The First National Bank of Chicago, as Rights Agent), of Joslyn (the "Common Stock") that had been validly tendered and not withdrawn pursuant to Acquisition's tender offer for all outstanding shares of Common Stock at $34.00 per share, net to the seller in cash, without interest thereon (the "Offer"). The Offer was made pursuant to an Offer to Purchase, dated July 24, 1995, as supplemented by a Supplement, dated August 22, 1995 and an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 20, 1995, by and among Joslyn, Danaher, DH Holdings Corp., a wholly owned subsidiary of Danaher ("DH Holdings") and Acquisition.

          On September 12, 1995, Acquisition purchased the tendered Common Stock accepted for purchase on September 1, 1995 and 49,062 additional shares tendered pursuant to the Offer. The 4,869,628 shares of Common Stock purchased pursuant to the Offer, together with the 613,550 shares of Common Stock previously beneficially owned by DH Holdings, constitute approximately
76% of the 7,218,313 shares of Common Stock issued and outstanding.

          The aggregate purchase price for the 4,820,566 shares of Common Stock purchased pursuant to the Offer was $165,567,352.00. Joslyn has been advised that Acquisition obtained the funds to acquire the Common Stock through a capital contribution from Danaher and that Danaher obtained the necessary funds for such capital contribution through its existing Credit Agreement, dated as of September 7, 1990, as amended, among Danaher and the banks listed therein and through a committed credit line provided by Bank of America Illinois.

          Promptly upon the purchase of such shares of Common Stock by Acquisition, on September 12, 1995, three members of the Board of Directors of Joslyn (the "Board") resigned and six new directors nominated by Danaher were elected to the Board. The directors elected to the Board are Patrick W. Allender, C. Scott Brannan, James H. Ditkoff, Mitchell P. Rales, Steven M. Rales and George M. Sherman. Information with respect to each new director


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is included in Amendment No. 3 to Joslyn's Solicitation/Recommendation Statement
on Schedule 14D-9 dated August 22, 1995. The directors who resigned from the Board are Board Chairman William E. Bendix, Joslyn Chief Executive Officer Lawrence G. Wolski and director James M. Reed. Section 1.3 of the Merger Agreement provides that until the effective time of the merger of Acquisition with and into Joslyn, the total number of directors of Joslyn will be nine, Acquisition will be entitled to designate up to six directors and the Board will have at least three directors who are neither designated by Acquisition nor otherwise affiliated with Danaher or Acquisition and are not employees of Joslyn or any of its subsidiaries.

          To the knowledge of Joslyn, there are no arrangements, including any pledge by any person of securities of Joslyn, the operation of which may at a subsequent date result in a further change in control of Joslyn.


ITEM 7.   EXHIBITS

          20   Press Release of the registrant dated September 13, 1995.


                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Date:  September 13, 1995
                              Registrant:  Joslyn Corporation



                              By:  /s/ Wayne M. Koprowski
                                 ------------------------
                                 Name:  Wayne M. Koprowski
                                 Title: Vice President, General
                                        Counsel and Secretary


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                                  EXHIBIT INDEX



Exhibit
Number              Description of Exhibit
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  20                Press Release dated September 13, 1995


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